                                                                      Exhibit 23






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-83590) of Meridian National Corporation and in the related prospectus, and in the Registration Statements (Form S-8 Nos. 33-72256 and 333-961) pertaining to the 1990 Non-qualified and Incentive Stock Option Plan and to the Amended and Restated 1987 Non-employee Directors' Stock Option Plan of Meridian National Corporation of our report dated April 21, 2000, with respect to the consolidated financial statements of Meridian National Corporation included in this Annual Report (Form 10-K) for the year ended February 29, 2000.



                                                 REHMANN ROBSON, P.C.



Farmington Hills, Michigan
April 21, 2000